Exhibit 99.1

PRESS RELEASE

Contact:

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

April 24, 2025

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2025 Earnings

(Manhattan, KS, April 24, 2025) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2025 after the market closes on Wednesday, April 30, 2025. The Company will host a conference call to discuss these results on Thursday, May 1, 2025 at 9:30 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (833) 470-1428 and using access code 866149. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through May 8, 2025, by dialing (866) 813-9403 and using access code 282640.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.